Exhibit 10.2

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”) is effective as of _________, 2015, and entered into between BAD DADDY’S INTERNATIONAL, LLC, a North Carolina limited liability company (“Pledgor”) and a wholly-owned subsidiary of GOOD TIMES RESTAURANTS, INC., a Nevada corporation (“Parent”), and JOSEPH F. SCIBELLI (“Agent”).  Agent has been appointed by Sellers to act on their behalf and for their benefit with respect to this Agreement and their rights in and to the Collateral hereunder. This Agreement is given (i) in connection with that certain Promissory Note of even date herewith executed by Parent (the “Note”) and payable to Sellers and (ii) pursuant to the terms and conditions of that certain Membership Interest Purchase Agreement, dated as of April 24, 2015, by and among Parent, Sellers and the other parties thereto (the “Purchase Agreement”).  Each capitalized term used but not defined herein shall have the same meaning given to such term in the Purchase Agreement.

1.            Pledge.  Pledgor hereby pledges, assigns, delivers, sets over, conveys and transfers to and hereby grants to Agent, on behalf of and for the benefit of Sellers,  a continuing security interest in and to the following property (the “Collateral”):

(a)           all of the issued and outstanding membership interests of each of Bad Daddy’s Burger Bar of Mooresville, LLC, a North Carolina limited liability company, and Bad Daddy’s Burger Bar of East Boulevard, LLC, a North Carolina limited liability company (collectively, the “Interests”);

(b)           all other securities, instruments, cash, options, warrants, rights and other property issued or accepted in substitution for or in addition to the Interests; and

(c)           all proceeds of any and all of the foregoing, including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Interests, or proceeds thereof (including any cash, equity interests or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Interests and any security entitlements, as defined in Section 8-102(a)(17) of the Uniform Commercial Code as in effect in North Carolina from time to time (the “U.C.C.”), with respect thereto); (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the U.C.C.; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Interests, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Interests, or proceeds thereof.

2.            Obligations.

(a)           General.  This Agreement and the security interest granted hereby secure the payment of all obligations of Parent to Sellers under the Note and the obligations of Pledgor under this Agreement, in each case whether for principal, interest, fees, expenses, indemnity or reimbursement payments or otherwise, any and all renewals, extensions, refinancings and modifications thereof, and all reasonable costs and expenses incurred by Sellers or Agent in connection with the exercise of their rights and remedies hereunder, including reasonable attorneys’ fees (together, the “Obligations”).  So long as any of the Obligations are outstanding, unless and until the occurrence of an Event of Default (as defined below), Pledgor shall retain all rights to distributions and voting rights with respect to the Collateral.  In the event an Event of Default has occurred, Agent may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the Collateral.  Without limiting the generality of the other remedies provided herein and in addition thereto, Agent may, after the occurrence of an Event of Default, take all steps necessary to cause the Collateral to be transferred into the name of Agent, and in connection therewith, Pledgor appoints Agent Pledgor’s attorney-in-fact, with full power of substitution, to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature or description required for the purpose of the transfer of such the Collateral into the name of Agent, or any other person, and to take any other action and to execute any instrument which Agent may deem necessary or reasonably advisable to enable Agent to realize the benefit of the security interest provided for in this Agreement, all at Pledgor’s expense.

(b)           Interests Distributions.  If Pledgor receives any portion of income, gain, loss, deduction, or credit allocable to the Collateral, or distributions or payments in respect of the Collateral, Pledgor may retain such income, gain, loss, deduction, credit, distributions or payments as its own property unless prior to such receipt an Event of Default has occurred.  After an Event of Default has occurred, promptly upon receipt thereof by Pledgor and without any request therefor by Agent, Pledgor shall deliver (properly endorsed where required hereby or requested by Agent) to Agent all such income, gains, losses, deductions, credits, distributions and payments, all of which shall be held by Agent as additional Collateral for application to the Obligations.

(c)           Voting.  After an Event of Default has occurred, upon notice to Pledgor by Agent, all rights of Pledgor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.  Furthermore, promptly upon request of Agent, Pledgor shall deliver to Agent such proxies and other documents as may be reasonably necessary to allow Agent to exercise such voting and other consensual rights with respect to any Collateral.

(d)           Certificates.  Pledgor hereby covenants and agrees that the Interests are uncertificated and shall remain uncertificated.  Notwithstanding the foregoing, should the Interests become certificated at any time, all such certificates and instruments representing or evidencing any Collateral shall be immediately delivered to Agent and shall be held by Agent, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

3.           Further Action by Pledgor.  Pledgor shall, at the expense of Pledgor, promptly execute and deliver all further notices, instruments and documents, including, without limitation, financing statements, and take all such further action as may be necessary or reasonably advisable or as Agent at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce such rights, powers and remedies with respect to the Collateral.

4.            No Duty.  The powers conferred to Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon them to exercise any such powers.  Beyond reasonable care in the custody of any Collateral in their possession and the accounting for moneys actually received by them hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or from any diminution in the value thereof, by reason of the act or omission of any carrier, forwarding agency, or other agent selected by Agent in good faith.

5.            Representations and Warranties of Pledgor.

(a)           Pledgor is a wholly-owned subsidiary of Parent, is member managed, and subject to the representations and warranties of Sellers in the Purchase Agreement, has good and marketable title to (and has full right and authority to pledge and assign), all Collateral, free and clear of all liens or other charges or encumbrances, except the security interest granted pursuant hereto in favor of Agent.

(b)           The filing of a UCC-1 financing statement and, to the extent the Collateral is certificated, the delivery of the Collateral to Agent, are each effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Obligations, except that the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the U.C.C. to perfect a security interest in certain proceeds of the Collateral that does not constitute Interests or other securities or instruments.

(c)           No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is or will be required either (i) for the pledge by Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in, and in accordance with the terms of, this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with a disposition of any Interests by laws affecting the offering and sale of securities generally).

6.            Additional Covenants.

(a)           Pledgor will not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of Agent hereunder).  Pledgor will warrant and defend the right, title and security interest herein granted to Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all persons whomsoever.

(b)           Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become liens upon any of the Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

(c)           Pledgor will furnish to Agent written notice of the occurrence of any event which would make any representation contained in Section 5 untrue at such time.

7.           Defaults.  A default (an “Event of Default”) shall be deemed to have occurred hereunder if (a) both (i) Pledgor fails in any material respect to perform any material obligation hereunder or Parent fails in any material respect to perform any material obligation in the Note, and (ii) Agent gives to Pledgor or Parent, as applicable, written notice thereof and such default shall not have been cured within ten days or such additional time as may be granted to effect such cure if approved by Sellers or Agent, or (b) if any of the Collateral shall be levied upon or seized in any legal proceeding, or held by virtue of any lien or distress, or any lien other than the security interest granted hereunder in favor of Agent shall attach to any of the Collateral.

8.            Remedies.  Upon and after the occurrence of any Event of Default which is then continuing or which has not been cured within the time period given for such cure:

(a)           Agent may, in his discretion, exercise his rights with respect to the Collateral, without regard to the existence of any other security or source of payment for Obligations, including, without limitation, the rights set forth in Section 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to them, and Agent shall have all of the rights and remedies of a secured party in the State of North Carolina under the U.C.C.  Without limitation of the above, Agent may take all or any of the following actions: (i) transfer all or any part of the Collateral into the name of Agent or his nominee, without disclosing that such Collateral is subject to the lien hereunder, (ii) take control of any proceeds of the Collateral, and (iii) execute (in the name, place and stead of Pledgor) endorsements, assignments, transfer powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(b)           Except as specifically reserved herein, Pledgor waives all suretyship defenses at law and in equity, including waste and impairment of the Collateral, and further waives the requirement of any demand and presentment.  Ten (10) days’ prior notice to Pledgor at the address provided below or at such other address as Pledgor shall provide to Agent in writing for such purpose, of the time and place of any public sale of the Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

(c)           Agent is authorized at any such sale (including without limitation any sale to Sellers or any affiliate thereof, the same being expressly authorized and contemplated herein), if Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof.  Sales made subject to such restriction shall not, solely by reason thereof, be deemed not to have been made in a commercially reasonable manner.

(d)           All cash proceeds received by Agent in respect of any sale, collection or other enforcement or disposition of the Collateral shall be applied (after deduction of any amounts payable to Agent for reasonable expenses of the sale, collection or disposition of the Collateral) against Obligations in such order as Agent shall elect.  Upon payment in full of all Obligations, Pledgor shall be entitled to the return of all the Collateral pledged by Pledgor and all proceeds thereof, which have not been used or applied toward the payment of Obligations as herein authorized.

(e)           Pledgor shall use its best efforts to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Agreement valid and binding and in compliance with any and all applicable requirements of law.

9.            Waivers and Amendments.  Except as otherwise provided herein or by law, Pledgor waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and notice of all action by Agent in reliance hereon.  No failure by Agent to exercise, no delay by Agent in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to the Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by Agent.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.            Indemnity and Expenses.  Pledgor hereby indemnifies and holds harmless Agent from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except to the extent caused by the willful misconduct or gross negligence of Agent.  Upon demand, Pledgor will pay, or cause to be paid, to Agent the amount of any and all expenses actually incurred, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Agent incur in connection with the administration of this Agreement, the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of Agent hereunder and any action taken by Agent hereunder, and the failure by Pledgor to perform or observe any of the provisions hereof.

11.            Release of Collateral.  Upon Parent’s aggregate payment of an amount of fifty percent (50%) or more of the outstanding principal amount of the Note, this Agreement shall automatically be terminated and be of no further force or effect with respect to the Collateral relating to the membership interests in either Bad Daddy’s Burger Bar of Mooresville, LLC or Bad Daddy’s Burger Bar of East Boulevard, LLC, as promptly designated by Agent, and the parties shall work together in good faith to promptly amend this Agreement to reflect such modified Collateral and take all such actions as are reasonably required to release such designated Collateral.

12.           Term; Binding Effect.  This Agreement shall remain in full force and effect until payment and satisfaction in full of all Obligations, shall be binding upon Pledgor and the successors, legatees, legal representatives and assigns of Pledgor, and shall inure to the benefit of Agent and his successors and assigns.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflict of law principles.  Unless otherwise defined herein, all words and terms used in this Agreement shall have the meanings provided in the Uniform Commercial Code of the State of North Carolina.

14.           Severability and Interpretation.  If any restriction contained in this Agreement is deemed to be unenforceable by reason of the extent, breadth, duration, geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, breadth, duration, geographical scope or other provision hereof to the extent necessary to make the provision enforceable according to applicable law and will be enforced as amended.  If any provision of this Agreement is held invalid, the remaining provisions shall nonetheless be enforced in accordance with their terms.

15.           Notices.  All notices required by this Agreement shall be in writing and sent in a manner permitted under the Purchase Agreement to the addresses set forth on the signature page hereto or such other address as provided by a party in writing.

16.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

17.           Limitation of Liability.  Neither Agent or any Affiliate thereof shall have any liability with respect to, and PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY PLEDGOR OR PARENT IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

18.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the date first set forth above.

MAKER:

BAD DADDY’S INTERNATIONAL, LLC

By: GOOD TIMES RESTAURANTS INC., its sole member

By:
Name:	Boyd E. Hoback,
President and CEO

Address:

c/o Good Times Restaurants, Inc. 601 Corporate Cir Golden, Colorado 80401 email: bhoback@gtrestaurants.com Attention: Boyd Hoback, President and CEO

AGENT:

Joseph F. Scibelli

Address:

601 South Kings Drive, Suite HH Charlotte, North Carolina 28204-3088 email:fscibelli@fsfoodgroup.com